Exhibit 10.12-1

SEVENTH AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”) is made and entered into as of the 1st day of July, 2013 (the “Effective Date”), by and between MLCFC 2007-7 NORCROSS PARK LIMITED PARTNERSHIP, a Georgia limited partnership (“Landlord”), and IMMUCOR, INC., a Georgia corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord's predecessor-in-interest entered into that certain Office Lease Agreement, dated as of February 2, 1996 (the "Original Lease"), as amended by that certain First Amendment to Lease Agreement dated as of March 8, 1998 (the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement dated as of August 18, 1998 (the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement dated as of August 19, 1999 (the "Third Amendment"), as amended by that certain Fourth Amendment to Lease Agreement dated as of August 8, 2002 (the "Fourth Amendment"), as further amended by that certain Amended and Restated Fifth Amendment to Lease Agreement dated as of January 18, 2005 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Lease Agreement dated as of March 31, 2006 (the "Sixth Amendment"), with respect to therein described space (the “Original Premises”) located in the buildings known as 2990 Gateway Drive, Norcross, Georgia (the "2990 Building"), 2975 Gateway Drive, Norcross, Georgia, 3130 Gateway Drive, Norcross, Georgia, 3150 Gateway Drive, Norcross, Georgia, and 7000 Peachtree Industrial Boulevard, Norcross, Georgia (collectively, the “Buildings”) located in that certain office park known as Colony Center Business Park (the “Building Project”); and

WHEREAS, Tenant and Landlord's predecessor-in-interest entered into that certain Amended and Restated Office Lease Agreement dated as of January 26, 2007 (the "Separation Amendment") pursuant to which the 2990 Building was separated from the remainder of the Buildings and, as it relates to the 2990 Building, all references in the Lease to the term "Premises" shall mean only the Premises in the 2990 Building, all references to the term "Building" or "Building Project" shall mean only the 2990 Building, and all references to the term "Lease" shall mean only the lease with respect to the Premises in the 2990 Building;

WHEREAS, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Separation Amendment are collectively referred to as the "Lease"; and

WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms and conditions hereinafter set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Premises.

The Premises consist of Suites 100, 300 and 500 of the 2990 Building containing 29,793 square feet.

2.	Term of Lease.

The term of the Lease shall be extended through December 31, 2024. Tenant has no remaining options to extend or renew the term of the Lease.

3.	Base Rent.

From the Effective Date through the end of the term of the Lease (as extended by this Amendment), notwithstanding anything in the Lease to the contrary, Tenant shall pay the following Base Rent:

Time Period               Base Rent psf     Annual Base Rent     Monthly Base Rent

Effective Date – 12/31/14               $7.10          $211,530.30          $17,627.53

01/01/15 – 12/31/15          $7.10          $211,530.30          $17,627.53

01/01/16 – 12/31/16          $7.10          $211,530.30          $17,627.53

01/01/17 – 12/31/17          $7.10          $211,530.30          $17,627.53

01/01/18 – 12/31/18          $7.10          $211,530.30          $17,627.53

01/01/19 – 12/31/19          $7.60          $226,426.80          $18,868.90

01/01/20 – 12/31/20          $7.60          $226,426.80          $18,868.90

01/01/21 – 12/31/21          $7.60          $226,426.80          $18,868.90

01/01/22 – 12/31/22          $7.60          $226,426.80          $18,868.90

01/01/23 – 12/31/23          $7.60          $226,426.80          $18,868.90

01/01/24 – 12/31/24          $7.60          $226,426.80          $18,868.90

4.	Additional Rent.

From the Effective Date through the end of the term of the Lease (as extended by this Amendment), notwithstanding anything in the Lease to the contrary, Tenant shall pay, as Additional Rent, Tenant's Share of Common Area Costs, Real Estate Taxes and Landlord's Insurance Costs and there shall no longer be a Base Year. Tenant's Share shall mean 43.5%.

5.	As Is Condition

Tenant accepts the Premises in "As Is" condition.

6.	Brokers.

Each of Landlord and Tenant warrants and represents to the other that except for Newmark Grubb Knight Frank ("Tenant's Broker") and NAI Brannen/Goddard, LLC ("Landlord's Broker"), no broker, finder, real estate agent or other person has represented it in any negotiations in connection with or as a result of this Amendment or the transactions contemplated hereby or hereunder or is entitled to a commission, fee or other compensation in connection with or as a result of this Amendment or the transactions contemplated hereby or hereunder. Landlord's Broker shall be paid a commission by Landlord per a separate agreement between Landlord and Landlord's Broker and Tenant's Broker shall be paid a commission by Landlord's Broker per a separate agreement between Landlord's Broker and Tenant's Broker.

7.	Authority.

Landlord and Tenant affirm and covenant that each has the authority to enter into this Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Amendment. Upon Landlord's request, Tenant shall provide evidence of the foregoing to Landlord.

8.	Ratification.

Except as expressly amended by this Amendment, the Lease remains unchanged and is hereby ratified and confirmed by Landlord and Tenant. All other terms, covenants and conditions of the Lease shall remain in full force and effect, and this Amendment shall be binding upon the parties hereto and their respective successors and assigns. In the event of a conflict between the terms and conditions of the Lease and those set forth in this Amendment, the terms and conditions of this Amendment shall control.

9.	Miscellaneous.

This Amendment shall be governed by the laws of the State in which the Building is located. Any terms used in this Amendment as defined terms, but which are not defined herein, shall have the meanings attributed to them in the Lease. The submission of this Amendment to Tenant for examination and consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by both Landlord and Tenant. The Lease, as amended hereby, contains the entire agreement between the parties, and no representations, inducements, promises, agreements, oral or otherwise, between the parties not embodied in the Lease, as amended hereby, shall be of any force or effect. Time is of the essence as to all of the obligations of Tenant under the Lease and this Amendment. This Amendment has been negotiated "at arms length" by Landlord and Tenant, each having the opportunity to be represented by legal counsel. Therefore, this Amendment shall not be strictly construed against either party by reason of the fact that one party may have drafted this Amendment. This Amendment may be executed by the parties signing different counterparts of this Amendment, which counterparts together shall constitute the agreement of the parties.

[Signatures on the Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

LANDLORD:

MLCFC 2007-7 Norcross Park Limited Partnership

a Georgia limited partnership

BY: MLCFC 2007-7 Norcross Park GP, LLC

a Georgia limited liability company, its general partner

BY: LNR Partners, LLC

a Florida limited liability company, its manager

BY:

NAME:

TITLE:

TENANT:

BY: IMMUCOR, INC.

a Georgia corporation

BY:

NAME:

TITLE: